UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2017

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1‑18640	95‑4182437
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of principal executive offices) (Zip Code)

(818) 908‑9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐  Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐  Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)Chief Executive Officer Compensation

On October 30, 2017, the Compensation Committee of the Board of Directors (the “Board”) of Cherokee Inc. (the “Company”) approved an amendment to the Company’s executive employment agreement with its Chief Executive Officer, Henry Stupp (such agreement, as amended, the “Amended Agreement”). Pursuant to the terms of the Amended Agreement,  which became effective on October 31, 2017, Mr. Stupp will receive an annual base salary of $675,000 (which has been reduced by 10% from $750,000) until February 2, 2019, at which time Mr. Stupp’s  base salary will revert to the prior annual amount of $750,000. In recognition of Mr. Stupp’s agreement to such salary reduction, the Compensation Committee of the Board also approved a one-time award of 42,134 fully vested shares of the Company’s common stock, which number of shares equals the total value of the salary reduction ($93,750) divided by the closing sale price of the Company’s common stock on October 30, 2017.

Item 8.01Other Events.

On  October 30, 2017, the Compensation Committee of the Board approved certain amendments to the Company’s compensation program for its non-employee directors (such program, as amended, the “Amended Program”). Pursuant to the Amended Program, all non-employee directors other than the Chairman of the Board will receive annual cash compensation of $40,000 (which has been reduced by 50% from $80,000), and the Chairman of the Board will receive annual cash compensation of $80,000 (which has been reduced by 50% from $160,000). The Amended Program continues to provide that each of the Company’s directors may elect to receive equity in lieu of cash for all or a portion of the annual cash compensation earned for service on the Board, which, if elected, would be paid in the form of a restricted stock unit award that vests quarterly over one year beginning on the date of grant and relates to a number of shares of the Company’s common stock based on the closing sale price of the common stock on a date selected by the Board.

Also on October 30, 2017, the Compensation Committee of the Board approved grants of restricted stock unit awards to all of the Company’s non-employee directors. Each such director other than the Chairman of the Board received a one-time restricted stock unit award relating to 17,977 shares, which number of shares equals $40,000, the amount of the reduction in each such director’s annual cash compensation under the Amended Program, divided by the closing sale price of the Company’s common stock on October 30, 2017; and the Chairman of the Board received a one-time restricted stock unit award relating to 35,955 shares, which number of shares equals $80,000, the amount of the reduction in the Chairman of the Board’s annual cash compensation under the Amended Program, divided by the closing sale price of the Company’s common stock on October 30, 2017. All such restricted stock unit awards will vest in equal annual installments over three years beginning on the first anniversary of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

Date: November 1, 2017	By:	/s/ Jason Boling
Jason Boling
Chief Financial Officer